UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2022
Date of Report (Date of earliest event reported)

HARTE HANKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7120 (Commission File Number)	74-1677284 (IRS Employer Identification No.)

2 Executive Drive
Chelmsford, Massachusetts 01824
(512) 434-1100

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Securities registered pursuant to Trading Symbol(s)	Section 12(b) of the Act: Name of each exchange on which registered
Common Stock	HHS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 4, 2022, Harte Hanks, Inc. (the “Company”) issued a press release announcing that Don Aicklen is returning to Harte Hanks as the Company’s Senior Vice President of Sales & Marketing.

Aicklen brings significant sales and marketing expertise to Harte Hanks. Most recently, he led the Enterprise and Data Sales teams at KBM Group (Wunderman) and was involved with several successful startups in marketing services and EdTech. Previously at Harte Hanks, Aicklen led the Company’s national sales organization, and established new markets in automotive and consumer durables that drove significant Company growth.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.         Description

99.1                    Press Release of the Company dated January 4, 2022

104                      Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022                                                      Harte Hanks, Inc.

By:         /s/ Lauri Kearnes
Name:       Lauri Kearnes
Title:         Chief Financial Officer